EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of
Vertex Energy, Inc.

We consent to the incorporation by reference in this Registration Statement on Form S-1 of Vertex Energy, Inc. (the “Company”), of our report dated March 31, 2015, relating to the consolidated financial statements of the Company included in the Company’s Annual Report on Form 10-K/A (Amendment No. 1) for the year ended December 31, 2014.

We also consent to the reference to us under the heading “Experts” in this registration statement.

/s/ LBB & Associates Ltd., LLP
LBB & Associates Ltd., LLP

Houston, Texas
July 24, 2015